Exhibit 10.1

SUPPLY AGREEMENT

This Supply Agreement (this "Agreement") effective as of the latest date in the signature block below (“Effective Date”), is entered into by and between Aspen Aerogels, Inc., a Delaware corporation with a place of business at 30 Forbes Road, Building B, Northborough, MA 01532 ("Buyer") and Silbond Corporation, a Michigan  corporation with a place of business at 9901 Sand Creek Hwy, Weston, MI 49289 ("Seller", and together with Buyer, the "Parties", and each, a "Party").

BACKGROUND

Seller is in the business of manufacturing and selling various industrial chemicals including the Products.

Buyer is in the business of manufacturing and selling aerogel based insulation products that uses Products as raw materials.

Seller is currently supplying Products to Buyer on an individual order basis and without any long-term arrangement.

In consideration of the mutual covenants and agreements as set forth herein and for the good and valuable consideration, the receipt and sufficiency of which Parties hereby acknowledge, the Parties agree as follows:

1. DEFINITIONS

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.  For the purposes of this Agreement, “controls”, “controlled by” or “common control”  mean the direct or indirect possession of more than fifty percent (50%) of the voting securities of, or income interest or comparable equity in, such Person.

"Buyer" has the meaning set out in the preamble of this Agreement.

“Certificate of Analysis” means a certificate issued by an authorized and knowledgeable Seller’s Personnel that confirms the batch of Products to which the certificate accompanies complies with Specifications. This certificate shall include Buyer’s Purchase Order number, Seller’s product identification, Seller’s lot number and date of manufacturing along with test results of the properties identified in the respective Specifications.

“Change Order Request” has the meaning as described in Section 3.4.

“Confidential Information” has the meaning as described in Section 7.1.

“Delivery Location” means the following: (a) for [***] the delivery location shall be [***] and (b) for [***] the delivery location shall be the [***].  To the extent [***] is supplied to Buyer from Seller’s warehouse pursuant to Section 4.7, Delivery Location shall be [***].

"Delivery Date" means the date by which Seller is required to deliver to Buyer, any Products ordered and such orders accepted pursuant to this Agreement.

“Disclosing Party” has the meaning as described in Section 7.1.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

“Effective Date" means the date set out in the preamble to this Agreement.

"Force Majeure Event" has the meaning set forth in Section 12.10.

"Governmental Authority" means government of any country,  (federal, state, provincial or local) or any agency or instrumentality of such government, or any self-regulated organization, or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations, or orders of such organization or authority have the force of Law), or any arbitrator appointed by the Parties, court, or tribunal of competent jurisdiction.

"Intellectual Property Rights" means all industrial and other intellectual property rights comprising or relating to: (i) patents, patentable subject matter and other inventions, patentable or otherwise; (ii) trademarks; (iii) internet domain names, whether or not trademarks, registered by any authorized private registrar or Governmental Authority, web addresses, web pages, websites, and URLs; (iv) works of authorship, expressions, designs, and design registrations, whether or not copyrightable, including copyrights and copyrightable works, software and firmware, data, data files, and databases and other specifications and documentation; and (v) all industrial and other intellectual property rights, and all rights, interests, and protections that are associated with, equivalent or similar to, or required for the exercise of, any of the foregoing, however arising, in each case whether registered or unregistered and including all registrations and applications for, and renewals or extensions of, such rights or forms of protection pursuant to the Laws of any jurisdiction throughout in any part of the world.

"Law" means any statute, law, ordinance, regulation, rule, code, constitution, treaty, common law, Governmental order, or other requirement or rule of law of any Governmental Authority.

“Maximum Supply Obligation shall have the meaning as set forth in Section 3.5.

“MT” means metric ton and equals to 1000 kg or 2,204.6 pounds.

"Nonconforming Products" means any Products delivered to Buyer by Seller that: (i) do not fully conform to the Specifications; or (ii) on visual inspection, Buyer reasonably determines are otherwise defective. Where the context requires, Nonconforming Products are deemed to be Products for the purposes of this Agreement.

“Notice” or “Notify” have the respective meaning as described in Section 12.4.

“Order Confirmation” has the meaning as described in Section 3.3.

"Person" means any individual, partnership, corporation, trust, limited liability entity, unincorporated organization, association, Governmental Authority, or any other entity.

"Personnel" means agents, employees, or subcontractors engaged or appointed by Seller or Buyer.

"Price(s)" has the meaning as described in Section 5.1.

“Price Reduction” means price reduction as each calendar year cumulative purchases reach the predefined purchase ranges as described in Exhibit B. Any Purchase Orders issued after a volume range is reached shall have the applicable prices after adjusting for the respective price reduction as described in Exhibit B.

“Product(s)” means [***] conforming to the respective Specifications as set forth in Exhibit A or as otherwise mutually agreed in writing.

"Purchase Order" means Buyer's purchase order issued by Buyer to Seller hereunder, setting forth the volume and proposed Delivery Dates for Product, as further described in Section 3.2.

“Rebate” means the volume of Products purchased prior to reaching predefined purchase ranges multiplied by the associated Price Reduction, as described in Exhibit B.

“Receiving Party” has the meaning as described in Section 7.1.

"Representatives" means a Party's Affiliates, and each of their respective Personnel, officers, directors, partners, shareholders, attorneys, third-party advisors, successors, and permitted assigns.

“RI Subsidiary” means Buyer’s Affiliate, Aspen Aerogels Rhode Island, LLC, with an operational location at 3 Dexter Road, East Providence, Rhode Island.

"Seller" has the meaning set forth in the preamble of this Agreement.

"Specifications" means the technical specifications for the Products attached hereto in Exhibit A.

"Term" has the meaning set forth in Section 6.1.

2. AGREEMENT TO PURCHASE AND SELL PRODUCTS

2.1Purchase and Sale. Subject to the terms and conditions of this Agreement, during the Term, Buyer shall purchase Products from Seller, and Seller shall sell (or procure replacement) Products to Buyer, at the Prices.

2.2Purchase and Supply Obligation.  Subject to the terms of this Agreement, Seller agrees to supply and Buyer agrees to purchase from Seller no less than 100% of Buyer’s requirements for Products (including that of RI Subsidiary’s), which is all of Buyer’s requirements for [***].

[***]

2.3Buyer’s Election Concerning Tariffs.  If one or more punitive tariffs imposed by the United States during [***] origin are reduced or no longer applicable, on or after [***] Buyer may request no more than [***] during the Term of this Agreement from Seller to provide a new competitive price for Products. Seller shall provide the requested price proposal within [***] of the request. Buyer, at its sole discretion, may (option 1) accept Seller’s new price proposal which shall go into effect after [***], or (option 2) purchase up to [***] of Buyer’s future requirements for each year for Products from third party suppliers with supply originating from [***], whereby Buyer shall Notify Seller within [***] of the receipt of the new proposal from Seller.  If Buyer exercises option 2, such reduction of up to [***] of Buyer’s purchase requirements and Seller’s supply obligation as set forth in Section 2.2 shall only take effect [***] after Buyer’s decision, however Buyer’s purchase requirements shall not be less than [***] each year.  Any such change to Buyer’s purchase requirements pursuant to this Section 2.3 shall be set forth in a written amendment of this Agreement.  The following are examples for purposes of clarification only:

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Example 1:  [***].

Example 2:  [***].

Notwithstanding the foregoing, in the event that Buyer exercises the foregoing option to reduce the purchase requirements, and thereafter Buyer requests an amendment of the Agreement to increase Buyer’s purchase requirements and Seller’s supply requirements, Seller has no obligation to supply such volumes to Buyer unless agreed to by written amendment.

3. FORECASTS, ORDERING PROCEDURES

3.1Forecast. Throughout the Term, no later than the [***], Buyer shall provide Seller with a [***] forecast of the volume of Products Buyer expects to purchase from Seller pursuant to this Agreement (“Forecast”), for which the following percentages shall be a binding supply obligation upon Seller and binding purchase obligation upon Buyer as follows:

Month M[***] of Forecast volume

Month M+1[***] of Forecast volume

However, in the event that Buyer’s Forecast provides less than [***] notice of an increase in a specific month’s Forecast, as compared against the prior two months’ Forecasts, then Seller will use commercially reasonable efforts to supply such volume in excess of such originally forecasted volume, but shall not be deemed in breach of its supply obligations for failure to supply such excess volume.

For purposes of clarification, if Buyer issues a Forecast on January 1, 2021 requesting the following volumes of [***] in January 2021 (Month M) and [***] in February (Month M+1), then Buyer shall be obligated to purchase and Seller shall be obligated to supply no less than [***] in January 2021 (Month M), [***] in February 2021 (Month M+1).  Thereafter Buyer’s subsequent Forecasts shall not include any Product volumes less than the foregoing volumes.

3.2Purchase Orders. During the Term of this Agreement, based upon Buyer’s Forecast for the following calendar month’s Product requirements, Seller shall advise Buyer of the respective volumes for each Product to be delivered based upon the Buyer’s total Forecast volume for the following calendar month.  Thereafter, on or before the [***] each calendar month, Buyer will issue a purchase order for the following calendar month with quantity of Products for the calendar month and requested Delivery Dates (“Purchase Order”).  Any Purchase Order issued by Buyer shall be consistent with the Forecast.  All standard, pre-printed terms and conditions as set forth on such Purchase Order shall be superseded by the terms herein.

3.3Order Confirmations. Within [***] of receipt of Buyer’s Purchase Order, Seller shall confirm the receipt of the Purchase Order and discuss with Buyer adjustments, if any, to the Delivery Dates proposed. Subject to Section 3.1 and 3.2, Seller shall thereafter issue an order confirmation, confirming acceptance of the Purchase Order, and any additional Product volume(s) to the extent in excess of the volumes described in the most recent Forecast, which Seller agrees to supply and corresponding Delivery Dates (“Order Confirmation”).  An Order Confirmation issued by Seller shall become a binding purchase obligation upon Buyer and binding supply obligation upon Seller. All standard, pre-printed terms and conditions as set forth on such Order Confirmation shall be superseded by the terms herein.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

3.4Buyer Right to Amend Purchase Orders. Buyer may request changes to the volume of Product, Delivery Dates as set forth in the Purchase Order at any time before the delivery (“Change Order Request”). Within 3 business days of such Change Order Request, Seller shall submit to Buyer an estimate of the impact of the Change Order Request. Upon the parties’ agreement of such Change Order Request, Buyer shall then submit a revised Purchase Order incorporating the accepted changes and Seller shall issue a revised Order Confirmation consistent with such accepted changes.

3.5Maximum Supply Obligation.  For calendar year [***], Buyer estimates that its requirement for Product is about [***].  Buyer may elect to purchase and thereafter Supplier shall manufacture and supply to Buyer no less than [***] of the greater of (i) the volume purchased by Buyer in the prior calendar year or (ii) [***] (“Maximum Supply Obligation”).  Notwithstanding the foregoing, in the event that Buyer wishes to purchase volume in excess of such Maximum Supply Obligation, the Parties shall negotiate additional or revised terms and conditions, if any, for such surplus volume. In the event that Seller is unable to supply such volume of Product in excess of the Maximum Supply Obligation, Purchaser may purchase such excess volume of Product from third parties.

4. SHIPMENT, PACKAGING, DELIVERY, ACCEPTANCE AND WAREHOUSING

4.1Intentionally omitted.

4.2Changes in Volume or Delivery Dates.  If either Party requests changes to quantity or Delivery Date of accepted Purchase Orders, the Parties shall in good faith accommodate such requested changes. Such accommodations shall not be construed as a waiver of any right of either Party hereunder.

4.3Minimum Order Quantity; Partial Delivery. Buyer shall only order Product in minimum order quantities of either (a) [***] or (b) [***]. However, Seller shall have the right to issue an Order Confirmation reflecting for the aggregate volume of such Purchase Order in any combination of (a) and (b) bulk equipment.  Unless otherwise expressly agreed to by the Parties in writing, Seller may not make partial delivery of Products less than the foregoing minimum order quantity to Buyer.

4.4Packaging and Labeling. Seller shall properly pack, mark, and ship Products as instructed by Buyer and otherwise in accordance with applicable Law and industry standards, and shall provide Buyer with shipment documentation showing the Purchase Order number, Seller's identification number for the subject Products, the quantity of [***] and/or [***] in shipment, Seller's name, the bill of lading number, and the country of origin.

4.5Nonconforming Products; Remedies; Independent Testing. If Buyer claims the Products delivered under one or more Purchase Orders subject to this Agreement are Nonconforming Products, Buyer shall submit to Seller (a) retain samples for Seller’s analysis and (b) a report of Buyer’s findings and/or an analysis explaining in detail the basis of Buyer’s rejection.  If Seller accepts Buyer’s claim of Nonconforming Products, then as Buyer’s exclusive remedy and at Seller’s option, Seller shall either: (i) issue to Buyer a credit memorandum for such Nonconforming Products or (ii) replace such volume of Nonconforming Products.  If the Parties fail to agree on the validity of Buyer’s Nonconforming Products claim, the rejected Product and Seller’s retention sample will be reviewed for conformity with the Product Specification by an independent testing laboratory agreed upon by the Parties. The result of such independent laboratory analysis shall be binding on the Parties solely for the purpose of determining whether Buyer’s claim was valid.  If such laboratory concludes that Buyer’s rejection was unjustified, Buyer shall pay Seller for such volume of Product in question and reimburse Seller for any and all costs associated with such independent testing.   However, if such laboratory concludes that Buyer’s rejection was justified, then Seller will reimburse Buyer for any and all costs associated with such independent testing in addition to undertaking either (i) or (ii) above.

4.6Title and Risk of Loss. Title and risk of loss of Product shall transfer from Seller to Buyer at the Delivery Location.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

4.7Warehousing. Seller will maintain at any time during the Term, at a warehouse [***], no less than [***] of Products of safety stock, from which Seller will ship Products to Buyer’s RI Subsidiary’s facility.   For the avoidance of doubt, Seller’s failure to comply with the obligations set forth in this Section 4.7 shall not, under any circumstance, be deemed a material breach of this Agreement.

5. PRICE AND PAYMENT

5.1Price. The Price for Products subject to each Purchase Order shall be the respective base price for the Products as set forth in Exhibit B as adjusted for applicable Price Reduction when applicable purchase range is reached at or before the issuance of the Purchase Order. Prices are applicable for the Delivery Location and the Incoterms as described in Exhibit B. If any changes to terms and Delivery Location are desired, a reasonable adjustment directly attributed to the changes may be agreed between the Parties. All Prices include, and Seller is solely responsible for, all costs and expenses relating to packing, crating, boxing, transporting (based upon delivery terms in Exhibit B), loading, customs, taxes, tariffs and duties, insurance, and any other similar financial contributions or obligations relating to the production, manufacture, sale, and delivery of the Products. Subject to Section 5.2, all Prices are firm and are not subject to change for any reason, including changes in market conditions, increases in raw material, component, labor, or overhead costs, or because of labor disruptions or fluctuations in production volumes.

5.2Annual Price Adjustment.  On or before [***], after [***] by Seller for the following year, the unit costs of [***] will be updated by Seller and the impact, if any, on Product cost will be determined by Seller.  Shortly thereafter, Seller shall advise Buyer [***] to manufacture [***] based upon such [***].  To calculate such aggregate increase or decrease, Seller will use [***] as the baseline to compare costs in the (a) [***] and (b) [***].  Commencing on [***] and for the remaining Term of this Agreement, such cost differential will be multiplied by [***] and rounded to the nearest whole cent and will be added/subtracted [***] from the Price.

5.3Intentionally omitted.

5.4Invoicing. Upon delivery of Product, Seller shall issue an invoice to Buyer with applicable Prices, as adjusted for Price Reduction. Upon request from Buyer for additional invoicing requirements for Buyer’s internal accounting practices and controls, Seller shall use commercially reasonable efforts to accommodate such request for such information.

5.5Rebates. For all the volume of Products purchased and paid for in a given calendar year reaching each purchase range as per Exhibit B, the corresponding Price Reduction shall apply. Within [***] days of reaching each such purchase ranges, Seller shall issue Rebates credits for Products previously purchased, which the Buyer may instruct Seller to apply to one or more unpaid and Buyer-approved invoices.

5.6Payment Terms. Buyer shall pay Seller within [***] from the date of properly issued invoices. If there are any discrepancies or disputes about any part of the invoice, the undisputed portion shall be paid within the original payment term while the Parties discuss in good faith to resolve the discrepancy or dispute.

5.7Remedies for Late Payment.  In the event Buyer fails to remit timely payment pursuant to Section 5.6 [Payment Terms], Seller may elect to (i) suspend the supply of Product; or (ii) charge late payment interest equal to the maximum amount permissible by Law.  Upon the full payment of Buyer’s outstanding invoices, Seller shall immediately resume the supply of Product.

6. TERM; TERMINATION

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6.1Term. The term of Agreement commences on the Effective Date and continues until September 30, 2023, unless terminated otherwise as per this Section 6 (the “Term”). No less than six (6) months prior to the end of the Term, the Parties shall confer and negotiate any extension of the Term of this Agreement and any other terms and conditions, if any.

6.2Termination.

(a)Either Party may terminate this Agreement upon written notice to the other Party, if the other Party (i) becomes insolvent or is generally unable to pay, or fails to pay, its debts as they become due; (ii) files or has filed against, a petition for voluntary or involuntary bankruptcy or otherwise becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency Law; (iii) seeks reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts; (iv) makes or seeks to make a general assignment for the benefit of its creditors; or (v) applies for or has appointed a receiver, trustee, custodian, or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business.

(b)Buyer may terminate this Agreement upon written notice to Seller,  (i) if Seller is in material breach of any obligation, representation, or warranty under this Agreement and either the breach cannot be cured or, if the breach can be cured, it is not cured by Seller within a commercially reasonable period of time under the circumstances, in no case exceeding thirty (30) calendar days following Seller's receipt of Notice of such breach, or (ii) if a Force Majeure Event affecting the Seller’s performance of this Agreement exceeds 30 days.

(c) Seller may terminate this Agreement upon written notice to Seller, (i) if Buyer is in material breach of any obligation, representation, or warranty under this Agreement, and either the breach cannot be cured or, if the breach can be cured, it is not cured by Buyer within a commercially reasonable period of time under the circumstances, in no case exceeding thirty (30) calendar days following Buyer's receipt of Notice of such breach, or (ii) if a Force Majeure Event affecting Buyer’s performance of this Agreement exceeds 30 days.

6.3Any termination under this Section 6 is effective on a Party's receipt of the other Party's notice of termination or any later date set out in the notice.

6.4 Notwithstanding any other provisions of this Agreement, if Seller fails to deliver the Products as required under this Agreement, Buyer may purchase such volumes of Product as necessary to allow Buyer to satisfy Buyer’s manufacturing obligations (a) at any time during the term of this Agreement to avoid shutdown of Buyer’s operation, and (b) during such cure period as described in Sec. 6.2(b) above.

7.CONFIDENTIALITY

7.1From time to time during the Term, either Party (as the "Disclosing Party") may disclose or make available to the other Party (as the "Receiving Party") information about its business affairs, goods and services, forecasts, confidential information, and materials, Intellectual Property Rights, trade secrets, third-party confidential information, and other sensitive or proprietary information, such information, whether orally or in written, electronic, or other form or media, and whether or not marked, designated, or otherwise identified as "confidential" constitutes "Confidential Information" hereunder. Confidential Information excludes information that, at the time of disclosure and as established by written records: (i) is or becomes generally available to and known by the public other than as a result of, directly or indirectly, any breach of this Section 7.  by the Receiving Party or any of its Representatives; (ii) is or becomes available to the Receiving Party on a non-confidential basis from a third-party source, provided that such third party is not and was not prohibited from disclosing such Confidential Information; (iii) was known by or in the possession of the Receiving Party or its Representatives before being disclosed by or on behalf of the Disclosing Party; (iv) was or is independently developed by the Receiving Party without reference to or use of, in whole or in part, any of the Disclosing Party's Confidential Information; or (v) is required to be disclosed pursuant to applicable Law.

7.2Protection of Confidential Information. During the Term of this Agreement and for a 5 year period thereafter, the Receiving Party shall:

(a) protect and safeguard the confidentiality of the Disclosing Party's Confidential Information with at least the same degree of care as the Receiving Party would protect its own Confidential Information, but in no event with less than a commercially reasonable degree of care;

(b) not use the Disclosing Party's Confidential Information, or permit it to be accessed or used, for any purpose other than to exercise its rights or perform its obligations under this Agreement; and

(c) not disclose any such Confidential Information to any Person, except to the Receiving Party's Representatives who need to know the Confidential Information to assist the Receiving Party, or act on its behalf, to exercise its rights or perform its obligations under this Agreement.

7.3The Receiving Party shall be responsible for any breach of this Section 7 caused by any of its Representatives. The provisions of this Section 7 shall survive termination or expiration of this Agreement for any reason for a period of one (1) year after such termination or expiration. On the expiration or earlier termination of this Agreement or at any time during or after the Term, at the Disclosing Party's written request, the Receiving Party and its Representatives shall promptly destroy all Confidential Information and copies thereof that it has received under this Agreement and certify as such to the Disclosing Party.  The foregoing obligations shall not apply to the extent that Confidential Information is saved in automatic email archives and back-up systems for which destruction shall follow the regular process of such archive or back-up system, provided the Receiving Party continues to comply with the terms of this Agreement with respect to the Confidential Information involved in such archive or back-up systems.

7.4This Section 7 shall exclusively apply to only Confidential Information disclosed by either Party in connection with this Agreement. In the event of any conflict between the terms and provisions of this Section 7 and those of any other provision in this Agreement, the terms and provisions of this Section 7 will prevail.

7.5The terms and conditions of this Section 7 and the [***] Agreement effective [***] between [***] and Buyer, as amended from time to time, shall have no effect on each other or any activities subject thereto.

8. CERTAIN SELLER OBLIGATIONS

8.1General Compliance with Laws.

(a) Seller shall at all times comply with all Laws applicable to this Agreement and in connection with performing its obligations under this Agreement, including Seller's manufacturing and sale of the Products as well as Seller’s transportation, transfer and transloading procedures, storage and handling of the Products, and any other applicable industry standards for the Products. Without limiting the generality of the foregoing, Seller shall: (i) at its own expense, maintain all certifications, credentials, licenses, and permits necessary to conduct its business relating to the sale of the Product; and (ii) not engage in any activity or transaction involving the Products, by way of shipment, use, or otherwise, that violates any Law.

(b) Buyer shall at all times comply all Laws applicable to this Agreement and in connection with performing its obligations under this Agreement, including Buyer’s transportation, transfer and transloading procedures, storage and handling of the Products, and any other applicable industry standards for the Products.  Without limiting the generality of the foregoing, Buyer shall: (i) at its own expense, maintain all certifications, credentials, licenses, and permits necessary to conduct its business relating to the use of the Product; and (ii) not engage in any activity or transaction involving the Products, by way of shipment, use, or otherwise, that violates any Law.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

8.2Provision of Export-Import Information. Without prejudice to Buyer’s other rights under this Agreement, on Buyer’s request, Seller shall promptly provide all information about the Products necessary or useful in connection with Buyer’s evaluation of export and import issues of Buyer’s products.

8.3Disclosure of Ingredients and Materials. On Buyer’s request, Seller shall confirm such volumes of conflict minerals, if any, incorporated in the Products, the amount of such conflict minerals, and information concerning any changes in or additions to such conflict mineral volumes or alternatively, Seller may provide  representations or certifications, as requested by Buyer,  that Buyer may rely on in connection with conflicts mineral regulations, as codified in Dodd-Frank Wall Street Reform and Consumer Protection Act and Rule 13p-1 and Form SD under the Securities Exchange Act of 1934, and all similar, statutes and regulations.

8.4Hazard Disclosure. Buyer acknowledges that there are hazards associated with the use of Product.  Seller shall provide Buyer with the Safety Data Sheet setting forth the hazards and safety information relating to the Product ("SDS").  Buyer hereby assumes all responsibility for warning its employees and its independent contractors who may handle, may be exposed to or otherwise use the Product of such hazards as disclosed by the Seller.  Seller shall promptly Notify Buyer in writing within thirty (30) days of the date Seller first becomes aware, from time to time, of any additional hazards and shall furnish Buyer, when available, updated versions of any SDS for the Product incorporating any such new or additional hazard and safety information.   For each shipment of Products, Seller shall include appropriate labels on Products, containers, and packing of any hazardous or restricted material that is an ingredient or a part of the shipment, together with such special handling instructions as may be necessary to advise logistics providers, handlers of the Products, and Personnel of how to exercise that measure of care and precaution that will comply with any applicable Laws and prevent bodily injury or property damage in the handling, transportation, processing, use, or disposal of the Products, containers, and packing.

8.5Strategic Supply. Seller acknowledges that Buyer relies on Seller’s supply of Products hereunder to support Seller’s entire operation in light of the terms of this Agreement.  Any disruption of supply of Products from Seller may result in grave consequences to Buyer’s entire business. Accordingly, Seller shall use commercially reasonable efforts to prioritize the supply of products to Buyer [***].

8.6Seller shall Notify the Buyer of any plans to make a material change to the materials or manufacturing processes in effect as of Effective Date in connection with the manufacture of Products, at least six months in advance.

9. PRODUCT WARRANTIES

9.1Product Warranties. Seller warrants to Buyer that upon delivery, the Product: (a) such Products shall conform to the Specifications, (b) Buyer will receive good and marketable title to the Products, free and clear of all encumbrances and liens of any kind, and (c) to the best of Seller’s knowledge, at the time of delivery, there is no pending litigation alleging, or Seller has not received any written notice of any action or claim that alleges, that the Product specified herein and the product per se alone, without any modification or being combined with another product or component, infringes any valid claim of any unexpired issued United States or German patent, trademark or copyright of any third party or misappropriates the know-how of any third party.  SELLER MAKES NO OTHER WARRANTY OF, AND SHALL HAVE NO LIABILITY FOR, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT (EVEN IF SELLER IS AWARE OF SUCH PURPOSE) OR OTHERWISE CONCERNING THE PRODUCTS, WHETHER EXPRESS OR IMPLIED, AT LAW OR IN EQUITY.  SELLER SHALL HAVE NO LIABILITY OTHER THAN THOSE EXPRESSED IN THIS AGREEMENT. NO OTHER WARRANTY OR LIABILITY, EXPRESS OR IMPLIED, AND WHETHER ARISING BY OPERATION OF LAW OR CUSTOM, SHALL APPLY.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

9.2Remedies for Breach of Warranties. Subject to Sections 11.3 and 11.4, if Products do not comply with the warranties in this Agreement, Seller shall:

(a)	replace such Non-Conforming or infringing Products with a product having substantially the same functionality;
(b)	procure from third-party the right to continue using such Product by Seller obtaining an intellectual property license for the Product;
(c)	modify the infringing Product so they become non-infringing; or
(d)

credit the Price of such defective Products plus all other costs incurred by the Buyer in connection with such breach of warranty or non-conformance, including any inspection, test and transportation charges paid by Buyer, less any applicable discounts, rebates, or credits.

In such an event, Seller shall take custody of such Products at Buyer’s location immediately upon notification by Buyer.   To the extent Buyer’s claim is based upon infringement of third party intellectual property rights, the foregoing remedy elected by Seller as set forth in Section 9.2 shall be Buyer’s exclusive remedy.

10. REPRESENTATIONS AND WARRANTIES

10.1Seller represents and warrants to Buyer that (i) it has the full right, corporate power, and authority to enter into this Agreement, to grant the rights and licenses granted under this Agreement, and to perform its obligations under this Agreement; (ii) the execution of this Agreement by its Representative whose signature is set forth at the end hereof has been duly authorized by all necessary corporate action of the Party; and (iii) when executed and delivered by each of Buyer and Seller, this Agreement will constitute the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms.

10.2Buyer represents and warrants to Seller that (i) it has the full right, corporate power, and authority to enter into this Agreement, to grant the rights and licenses granted under this Agreement, and to perform its obligations under this Agreement; (ii) the execution of this Agreement by its Representative whose signature is set forth at the end hereof has been duly authorized by all necessary corporate action of the Party; and (iii) when executed and delivered by each of Buyer and Seller, this Agreement will constitute the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

11. INDEMNIFICATION; LIMITATION OF LIABILITY

11.1 Seller shall indemnify Buyer and its subsidiaries, affiliates, successors or assigns, and their respective directors, officers, shareholders and employees from and against any and all third party losses, damages, suits, civil actions, claims, costs, judgments, penalties or expenses (including, but not limited to, reasonable attorneys’ fees) whatsoever (“Claims”) to the extent such arising out of, or in connection with,

(i)

any breach by Seller of its representations, warranties, covenants or obligations as set forth in this Agreement including Seller’s warranty that to the best of Seller’s knowledge, at the time of delivery, there is no pending litigation alleging, and Seller has not received any written notice of any action or claim that alleges, that the Product specified herein and the product per se alone, without any modification or being combined with another product or component, infringes any valid claim of any unexpired issued United States or German patent or patent publications (to the extent the issued claims are substantially identical to the published claims), trademark or copyright of any third party or misappropriates the know-how of any third party;

(ii)

Seller’s failure to comply with applicable Laws, codes, ordinances, orders, rules and regulations of all local, state and federal governments and agencies and instrumentalities in connection with Seller’s performance of this Agreement; or

(iii)	Seller’s, or its agent’s, contractor’s or subcontractor’s negligent, reckless or wanton actions or omissions or willful misconduct in connection with Seller’s performance of this Agreement;

in each case of 11.1(i) to (iii), except to the extent that such Claims are otherwise subject to Buyer’s indemnity obligations as set forth below in Section 11.2.

11.2Buyer shall indemnify Seller and its subsidiaries, affiliates, successors or assigns, and their respective directors, officers, shareholders and employees from and against Claims to the extent arising out of, or in connection with:

(i)	any breach by Buyer of its representations, warranties, covenants or obligations as set forth in this Agreement;
(ii)

Buyer’s failure to comply with applicable laws, codes, ordinances, orders, rules and regulations of all local, state and federal governments and agencies in connection with Buyer’s performance of this Agreement;

(iii)

infringement of any U.S. or German issued patent or patent publication (to the extent the issued claims are substantially identical to the published claims), trademark or copyright of any third party to the extent such Claim arises out of or is in connection with use of the Products by Buyer in Buyer’s products; or

(iv)	Buyer’s, or its agent’s, contractor’s or subcontractor’s negligent, reckless or wanton actions or omissions or willful misconduct in connection with Buyer’s performance of this Agreement;

in each case of 11.2(i) to (iv), except to the extent that such Claims are otherwise subject to Seller’s indemnity obligations as set forth above in Section 11.1.

11.3 CONSEQUENTIAL DAMAGES EXCLUSION.  NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, WHETHER THE CLAIM IS BASED ON WARRANTY, CONTRACT, TORT, STRICT LIABILITY, NEGLIGENCE OR OTHERWISE (INCLUDING THE FOREGOING INDEMNIFICATION PROVISIONS) OR OTHERWISE, OF ANY KIND, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE PERFORMANCE, THE SUSPENSION OF PERFORMANCE, THE FAILURE TO PERFORM OR THE TERMINATION OF THIS AGREEMENT.  SUCH EXCLUDED SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES INCLUDE LOSS OF PROFITS, LOSS OF GOODWILL, LOSS OF PRODUCTION, LOSS OF USE, OR ANY OTHER INDIRECT DAMAGE OR LOSS OF ANY KIND OR CHARACTER.

11.4 LIMITATION OF LIABILITY.

(A)  SUBJECT TO SECTION 11.4(B), UPON SATISFACTORY PROOF OF CLAIM BY BUYER OF ITS ACTUAL AND DIRECT DAMAGES AND AS BUYER’S EXCLUSIVE REMEDY, SELLER’S TOTAL LIABILITY FOR ANY AND ALL CLAIMS WHATSOEVER INCLUDING, ANY THIRD PARTY CLAIMS, PRODUCT RECALL, AND SELLER’S INDEMNITY OBLIGATION SET FORTH IN SECTION 11.1, SHALL NOT EXCEED THE PRICE OF PRODUCT SUPPLIED (OR TO HAVE BEEN SUPPLIED) IN RESPECT OF WHICH DAMAGES ARE CLAIMED.

(B)  NOTWITHSTANDING THE FOREGOING, SUPPLIER’S LIMITATION OF LIABILITY SHALL NOT APPLY TO ANY LIABILITY OR CLAIMS UNDER THIS AGREEMENT ARISING FROM ANY GROSS NEGLIGENCE, INTENTIONAL OR WILLFUL MISCONDUCT, FRAUD, OR BREACH OF CONFIDENTIALITY.

11.5LIMITATIONS PERIOD.  ANY CLAIM BY BUYER CONCERNING THE AMOUNTS INVOICED, PRODUCT SUPPLIED OR TO HAVE BEEN SUPPLIED HEREUNDER, OR ANY OTHER CLAIM  ARISING FROM THE PERFORMANCE OF THE OBLIGATIONS HEREUNDER SHALL BE SUBJECT TO A LIMITATIONS PERIOD OF THREE (3) YEARS FROM THE DELIVERY DATE OF THE PRODUCTS FORMING THE BASIS OF SUCH CLAIM.

12. MISCELLANEOUS

12.1Further Assurances. Upon Buyer’s reasonable request, Seller shall, at its sole cost and expense, execute and deliver all such further documents and instruments, and take all such further acts, necessary to give full effect to this Agreement.

12.2Entire Agreement. This Agreement, including and together with any related exhibits, schedules, attachments, and appendices, together with the individual Purchase Orders, constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, regarding such subject matter.

12.3Survival. Subject to the limitations and other provisions of this Agreement: (a) the representations and warranties of the Parties contained herein shall survive the expiration or earlier termination of this Agreement; and (b) Section 1 of this Agreement, as well as any other provision that, in order to give proper effect to its intent, should survive such expiration or earlier termination of this Agreement.

12.4Notices. All notices, requests, consents, claims, demands, waivers, and other communications under this Agreement (each, a "Notice", and with the correlative meaning "Notify") must be in writing and addressed to the other Party at its address set forth below (or to such other address that the receiving Party may designate from time to time in accordance with this Section). Unless otherwise agreed herein, all Notices must be delivered by personal delivery or nationally recognized overnight courier. Except as otherwise provided in this Agreement, a Notice is effective only (a) on receipt by the receiving Party, and (b) if the Party giving the Notice has complied with the requirements of this Section.

Notice to Buyer:[***]

Notice to Seller:[***]

12.5Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction; provided, however, that if any fundamental term or provision of this Agreement, is invalid, illegal, or unenforceable, the remainder of this Agreement shall be unenforceable. Upon a determination that any term or provision is invalid, illegal, or unenforceable, the Parties shall negotiate in good faith to modify this Agreement or a court of competent jurisdiction may modify to effect the original intent of the Parties as closely as possible in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

12.6Amendment and Modification. No amendment to or modification of  this Agreement or any Purchase Order is effective unless it is in writing and signed by an authorized Representative of each Party.

12.7Waiver. (a) No waiver under this Agreement is effective unless it is in writing, identified as a waiver to this Agreement and signed by an authorized representative of the Party waiving its right. (b) Any waiver authorized on one occasion is effective only in that instance and only for the purpose stated, and does not operate as a waiver on any future occasion. (c) None of the following constitutes a waiver or estoppel of any right, remedy, power, privilege, or condition arising from this Agreement: (i) any failure or delay in exercising any right, remedy, power, or privilege or in enforcing any condition under this Agreement; or (ii) any act, omission, or course of dealing between the Parties.

12.8Assignment. Neither party may assign any of its rights or delegate any of its obligations under this Agreement without the other party’s prior written consent. This Agreement is binding on and inures to the benefit of the Parties to this Agreement and their respective permitted successors and permitted assigns.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

12.9Governing Law and Arbitration. The laws of the State of New York shall govern this Agreement without regard to its conflict of law provisions that could require application of the law of another jurisdiction. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement. The Parties shall in good faith attempt to settle all controversies, claims, disputes and differences that may arise out of or in connection with this Agreement by way of negotiations initiated by a Party by written notice to the other setting forth in reasonable detail the facts and circumstances of any such controversy, claim, dispute or difference.  If the Parties fail to settle any such controversy, claim, dispute or difference within thirty (30) days following the date of the initial written notice thereof, such controversy, claim, dispute or difference shall be submitted to binding arbitration in New York, NY. The Parties agree that such arbitration shall be administered by the American Arbitration Association applying its then current Commercial Arbitration Rules.  Each Party shall select an arbitrator and request the two (2) selected arbitrators to select a third neutral arbitrator.  If the two (2) arbitrators fail to select a third arbitrator on or before the tenth (10th) day after the second arbitrator was selected, either Party is entitled to request the American Arbitration Association to appoint the third neutral arbitrator in accordance with its rules.  Before beginning the hearings, each arbitrator must provide an oath or undertaking of impartiality.  The arbitrators shall have the power to grant any remedy or relief that they deem just and equitable, including but not limited to equitable and injunctive relief, whether provisional or final in nature, and any such equitable or injunctive measures ordered by the arbitrators may be enforced by any court of competent jurisdiction.  A final award shall be rendered within one year of the notice to arbitrate.  Notwithstanding the foregoing, either party shall be entitled to seek immediate injunctive relief in the event of any breach or threatened breach of the provisions of Section 7 in a competent judicial forum.

12.10Force Majeure.  Any delay or failure of either Party to perform its obligations  under this Agreement will be excused to the extent that the delay or failure was caused by an event beyond such Party’s reasonable control, without such Party’s fault or negligence, and that by its nature could not have been reasonably foreseen by such Party or, if it could have been reasonably foreseen, was unavoidable with exercise of reasonable diligence and foresight (which events may include but are not limited to natural disasters (such as fire, flood, Acts of God), weather conditions, pandemic, epidemic, disease, accident, embargoes, explosions, riots, wars, or acts of terrorism or sabotage, governmental laws, rules, regulations, orders or action (whether valid or not valid),  shortages of or inability to obtain suitable or sufficient energy, labor (strikes, lockout or other acts of workers), machinery, facilities, raw materials, transportation, supplies or other resources or services.  (each, a “Force Majeure Event”). All or some of the quantities of Product deliverable under, or other performance by Seller under the Agreement that is affected by a Force Majeure Event may, in the sole and absolute discretion of the Party declaring Force Majeure, be eliminated and/or suspended from the operation of the Agreement (with the elimination and/or suspension of other Party’s corresponding obligations), but this Agreement shall remain otherwise unaffected).   Each party shall use commercially reasonable efforts to give the other party prompt written notice of any event or circumstance that is reasonably likely to result in a Force Majeure Event, and the anticipated duration of such Force Majeure Event. Such party declaring Force Majeure shall use all diligent efforts to end the Force Majeure Event, ensure that the effects of any Force Majeure Event are minimized and resume full performance under this Agreement. In addition to its other rights under this Agreement or the Law, during any Force Majeure Event, Buyer may purchase up to two (2) months’ of its requirements for Products from third parties and the Parties shall discuss in good faith the coordination of supply and delivery after the conclusion of such Force Majeure Event.

12.11Audits.

(a) Buyer’s Audit Right.  During the Term and for a period of one (1) year thereafter, Buyer, upon reasonable notice and during normal working hours, shall have the right to retain an independent, third-party auditor, at Buyer’s sole expense, mutually agreed upon by the Parties which agreement shall not be unreasonably withheld, conditioned or delayed to audit the prior twenty-four (24) months’ applicable documents, information, or other data as provided by Seller for the sole purpose of confirming Seller’s compliance with its obligations as set forth in Section 5.2 [Annual Price Adjustment]. Upon execution of a reasonable confidentiality agreement, Seller will provide such third party auditor with access to Seller’s books and records and other supporting documents for the sole purpose of verifying the accuracy of information in connection with Section 5.2 [Annual Price Adjustment].  Buyer’s third party auditor shall not share in written materials, computer-readable form, or oral communication, or provide Buyer with access to Seller’s documents, and such audit shall only confirm either the accuracy of Seller’s price adjustment or the appropriate price adjustment.  Buyer shall not review or otherwise access Seller’s documents provided to such third party auditor.  Such audit shall be conducted during normal working hours and upon thirty (30) days’ prior written notice.

In addition, during the Term, Buyer, upon reasonable notice and during normal working hours, shall have the right at Buyer’s sole expense to audit the prior [***] applicable documents, information, or data concerning Seller’s [*** ] facility; Seller will make available for Buyer’s inspection during such audit such applicable documents, information for the sole purpose of confirming Seller’s quality systems in place.  Such audit shall be conducted during normal working hours and upon thirty (30) days’ prior written notice.  In addition, in the event that Buyer is subject to audit obligations from its third party customers, the Parties will mutually agree on the scope of extending such audit to Seller’s Affiliate manufacturing site in [***].

(b) Seller’s Audit Right.  During the Term and for a period of [***] thereafter, Seller, upon reasonable notice and during normal working hours, shall have the right to retain an independent, third-party auditor mutually agreed upon by the Parties, which agreement shall not be unreasonably withheld, conditioned or delayed, to audit any applicable information, certification or other data provided by Buyer for the sole purpose of confirming Buyer’s compliance with Section 2.2.  Upon execution of a reasonable confidentiality agreement, Buyer will provide such third party auditor with access to Buyer’s documents for the sole purpose of verifying the accuracy of Buyer’s obligations as set forth in Section 2.2.  Seller’s third party auditor shall not share or provide Seller with access to Buyer’s books and records and other supporting documents, and such audit shall only confirm Seller’s compliance with its purchase obligations hereunder.  Seller shall not review or otherwise access Buyer’s documents provided to such third party auditor.  Such audit shall be conducted during normal working hours and upon [***] prior written notice.

12.12Relationship of Parties. Nothing in this Agreement creates any agency, joint venture, partnership, or other form of joint enterprise, employment, or fiduciary relationship between the Parties. Seller is an independent contractor under this Agreement. Neither Party has any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement, or undertaking with any third party.

12.13Public Filing. The Parties recognize that Buyer may be required to file certain material contracts with the U.S. Securities and Exchange Commission. If this Agreement is so determined to be subject to such requirements, Buyer shall redact commercial terms and other business sensitive details to the extent permissible under applicable Law and file such redacted version in public filing.

12.14Third Party Beneficiary.  The Parties agree and acknowledge that there are no third party beneficiaries of this Agreement, including but not limited to Aspen Aerogels Rhode Island, LLC or Evonik Corporation or other Affiliates of Seller.

12.15Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

ASPEN AEROGELS, INC.

By:	[***]
Name:	[***]
Title:	[***]
1/31/2021

SILBOND CORPORATION

By:	[***]
Name:	[***]
Title:	[***]
2/3/2021

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Exhibit A

Specifications for Products

1.	All Product shipments shall include a Certificate of Analysis confirming that the delivered Products meet this Specification.
2.	Products shall be packaged in [***].
3.	All deliveries shall include Products’ Safety Data Sheet
4.	The Specification may be modified by mutual written consent of authorized representatives of the Parties.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

[***]

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

[***]

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Exhibit B

Products Pricing, Price Reductions and Rebates

a.	Base Price

i.[***]: [***] Incoterms® 2020 delivery terms. [***] or alternate shipping arrangement to RI Subsidiary destination agreed between the Parties.

ii.[***]: [***] Incoterms® 2020 delivery terms.

b.	Rebates and Price Reductions

i.	The Price Reduction for Buyer’s cumulative volume of Products purchased during each calendar year shall equal:

[***]

ii.	The foregoing rebate levels shall be prorated for any partial calendar year in the event that this Agreement expires or terminates before [***].

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.